Exhibit (10.14)(ii)

AMENDMENT NO. 1

TO THE ECOLAB INC. ADMINISTRATIVE DOCUMENT

FOR NON-QUALIFIED BENEFIT PLANS

(As Amended and Restated effective as of January 1, 2011)

WHEREAS, Ecolab Inc. (the “Company”) has established and currently maintains the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (As Amended and Restated effective as of January 1, 2011) (the “Administrative Document”); and

WHEREAS, the Company desires to amend the Administrative Document to reflect the addition of a non-qualified plan resulting from Ecolab’s acquisition of the plan’s sponsor, Permian Mud Service, LLC.

NOW, THEREFORE, pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans, the Company hereby adopts this Amendment No. 1 to the Administrative Document effective as of January 1, 2013.

Section 1

1.                                      Section 1.3 of the Administrative Document is hereby amended by amending and restating such Section to read as follows:

Section 1.3  “Benefit” shall mean a Mirror Pension Benefit, a Mirror Pre-Retirement Pension Benefit, a SERP Benefit, a SERP Pre-Retirement Benefit, a Mirror Savings Benefit, an Executive Death Benefit, an Executive Disability Benefit, or a Deferred Compensation Plan Account benefit.

2.                                      Exhibit A of the Administrative Document is amended by adding the following to the end of the list contained in such exhibit:

6.  Permian Mud Service, Inc. Deferred Compensation Plan

IN WITNESS WHEREOF, Ecolab, Inc. has executed this Amendment No. 1 this 23rd  day of December, 2013.

ECOLAB INC.

/s/Daniel J. Schmechel
Name: Daniel J. Schmechel
Title: Chief Financial Officer, Ecolab Inc.
/s/James J. Seifert
Attest:
Name: James J. Seifert
Title: General Counsel and Secretary